EXHIBIT 10.16

LIMITED RECOURSE PROMISSORY NOTE

$	Santa Clara, California
January , 2013

For Value Received, the undersigned hereby unconditionally promises to pay to the order of ProteinSimple, a Delaware corporation (the “Company”), at 3040 Oakmead Village Drive, Santa Clara, California 95051, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of             Dollars ($            ) together with interest accrued from the date hereof on the unpaid principal at the rate of 1.0% per annum, compounded annually, as follows:

Principal Repayment. The outstanding principal amount hereunder shall be due and payable in full on the earliest to occur of the following:

•	January , 2018;

•	The dissolution or liquidation of the Company, including a “liquidation” (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time); or

•	Within 90 days following the termination of the undersigned’s employment by or association with the Company or its affiliate for any reason.

Additionally, the entire outstanding principal amount hereunder (principal plus all accrued and unpaid interest) shall become immediately due and payable, and the undersigned shall pay such outstanding balance to the Company, immediately prior to the occurrence of any of the following events:

•	the Company’s registration of any class of securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Company’s becoming subject to the reporting requirements of Section 15(d) of the Exchange Act, or the Company’s filing of any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission, if the undersigned is at that time serving in a position which would qualify the undersigned as an executive officer of the Company, as such status is determined pursuant to Rule 3b-7 of the Exchange Act, or is otherwise at that time a member of the Company’s Board of Directors; or

•	the undersigned’s acceptance of or appointment to a position (whether or not accompanied by a change in title) which would qualify the undersigned as an executive officer of the Company (or any successor entity), as such status is determined pursuant to Rule 3b-7 of the Exchange Act, if the Company (or any successor entity) has at the time a class of securities registered under Section 12 of the Exchange Act, or is at the time required to file reports under Section 15(d) of the Exchange Act, or has filed a registration statement under the Securities Act with the Securities and Exchange Commission which has not yet been withdrawn; or

•	any other change in the undersigned’s status or the Company’s status which would cause the loan evidenced by this note to be deemed a prohibited extension or maintenance of credit by the Company under Section 402 of the Sarbanes-Oxley Act of 2002 or other applicable law.

Interest Payments. All accrued and unpaid interest shall be payable in full concurrent with the repayment in full of the principal amount hereof.

Partially Nonrecourse. The full amount of this Note is secured by a pledge of shares of Common Stock of the Company (the “Pledged Shares”), and is subject to all of the terms and provisions of the Early Exercise Stock Purchase Agreement and Stock Pledge Agreement, each dated as of even date herewith, between the undersigned and the Company. Fifty percent (50% ($            ) of the Initial Principal Amount (the “Nonrecourse Portion”) shall be a nonrecourse obligation of the undersigned such that the only recourse of the holder of the Note in the event of the failure of the undersigned to pay the Nonrecourse Portion when due shall be to exercise the rights of the holder as set forth in the Stock Pledge Agreement. The balance of the principal of the Note and all interest accrued shall be a full recourse obligation of the undersigned. All amounts paid toward the satisfaction of this Note shall be applied in the following order: first to the payment of interest as required hereunder and second, pro rata to the payment of (a) principal that is not included within the Nonrecourse Portion and (b) the Nonrecourse Portion of the principal. Notwithstanding the foregoing, upon default, the full value of each Pledged Share shall be first used to satisfy the Nonrecourse Portion of the Note. Any and all amounts paid shall be non-refundable. This Note may be prepaid at any time without penalty.

The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys’ fees.

This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

In Witness Whereof, the undersigned has executed this Limited Recourse Promissory Note as of the date first written above.

[Employee Name]